Exhibit 21.1

SUBSIDIARIES OF HALL OF FAME RESORT & ENTERTAINMENT COMPANY

Subsidiary	Jurisdiction of Organization
Gordon Pointe Acquisition Corp.	Delaware
HOF Village Newco, LLC	Delaware
HOF Village Stadium, LLC	Delaware
HOF Village Parking, LLC	Delaware
HOF Village Land, LLC	Delaware
HOF Village Youth Fields, LLC	Delaware
HOF Village Sports Business, LLC	Delaware
Youth Sports Management, LLC	Delaware
HOF Village Hotel I, LLC	Delaware
HOF Village Hotel II, LLC	Delaware
HOF Village Hotel WP, LLC	Delaware
HOF Village Center for Excellence, LLC	Delaware
HOF Village Center for Performance, LLC	Delaware
HOF Village Residences I, LLC	Delaware
HOF Village Parking Management I, LLC	Delaware
HOF Village Play Action Plaza, LLC	Delaware
HOF Village Restaurant Management, LLC	Delaware
HOF Village Concessions, LLC	Delaware
HOF Village Waterpark, LLC	Delaware
HOF Experience, LLC	Delaware
HOF Village Media Group, LLC	Delaware
HOF Village Retail I, LLC	Delaware
HOF Village Retail II, LLC	Delaware
HOF Village Foundation, Inc.	Ohio
JCIHOFV Financing, LLC	Delaware
Mountaineer GM LLC	Delaware